Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended March 31, 2022,
Reports First Quarter Net Investment Income of $0.30 per Share,
Declares Second Quarter 2022 Distribution of $0.30 per Share

NEW YORK--(BUSINESS WIRE)--May 9, 2022--New Mountain Finance Corporation (NASDAQ: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended March 31, 2022 and reported first quarter net investment income of $0.30 per weighted average share. At March 31, 2022, net asset value (“NAV”) per share was $13.56, compared to $13.49 at December 31, 2021. The Company also announced that its board of directors declared a second quarter distribution of $0.30 per share, which will be payable on June 30, 2022 to holders of record as of June 16, 2022. For additional details related to the quarter ended March 31, 2022, please refer to the New Mountain Finance Corporation Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

Selected Financial Highlights

(in thousands, except per share data)	March 31, 2022
Investment Portfolio(1)	$3,276,366
Total Assets	$3,361,843
Total Statutory Debt(2)	$1,660,514
NAV(3)	$1,349,368

NAV per Share	$13.56
Statutory Debt/Equity	1.23x

Investment Portfolio Composition	March 31, 2022	Percent of Total
First Lien	$1,761,795	53.8%
Second Lien(1)	625,992	19.1%
Subordinated	54,867	1.7%
Preferred Equity	159,874	4.9%
Investment Fund	252,400	7.7%
Common Equity and Other(4)	421,438	12.8%
Total	$3,276,366	100.0%
_____________________________
(1) Includes collateral for securities purchased under collateralized agreements to resell.
(2) Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in June 2019.
(3) Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(4) Includes investments held in NMNLC.

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only twelve portfolio companies, representing approximately $276 million of the cost of all investments made since inception in October 2008, or approximately 2.9% of $9.4 billion, go on non-accrual.

“We believe New Mountain’s strategy of focusing on 'defensive growth' industries and on companies that we know well continues to prove to be a successful strategy,” added Steven B. Klinsky, NMFC Chairman. “We believe one of our keys to success is the strength of the team, which we continue to build over time, now at over 195 employees and senior advisors.”

Robert A. Hamwee, CEO, commented: “The first quarter represented another solid quarter of performance for NMFC with net asset value increasing seven cents per share. We had no new investments placed on non-accrual and believe the portfolio remains well positioned. Additionally, we accumulated net proceeds of approximately $20.5 million from our at-the-market (“ATM”) program this quarter, which has allowed us to continue to invest in high-quality, defensive growth companies.”

John R. Kline, President, commented: “We are pleased to announce a second quarter distribution of $0.30 per share based on our expectation that Q2 Net Investment Income will be at least $0.30 per share. Given our outlook for consistent operating performance and continued support, if needed, from our investment advisor, we remain confident that our Net Investment Income will continue to cover our quarterly dividend for the foreseeable future.”

Portfolio and Investment Activity1

As of March 31, 2022, the Company’s NAV was approximately $1,349.4 million and its portfolio had a fair value of approximately $3,276.4 million in 107 portfolio companies, with a weighted average YTM at Cost2 of approximately 9.8%. For the three months ended March 31, 2022, the Company generated approximately $51.9 million of originations in two new portfolio companies and approximately $101.8 million of originations, including commitments3 for follow-on investments in twenty two portfolio companies held as of December 31, 2021. For the three months ended March 31, 2022, the Company had $30.1 million of asset sales and cash repayments3 of approximately $44.1 million.

Consolidated Results of Operations4

The Company’s total investment income for the three months ended March 31, 2022 and 2021 was approximately $68.6 million and $67.4 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended March 31, 2022 and 2021 were approximately $39.0 million and $38.7 million, respectively. Total net expenses, after income tax expense, for the three months ended March 31, 2022 and 2021 consisted of approximately $18.6 million and $19.4 million, respectively, of costs associated with the Company’s borrowings and approximately $18.0 million and $17.0 million, respectively, in net management and incentive fees. On November 1, 2021, the Company entered into Amendment No. 1 to the Investment Management Agreement ("Amendment No. 1") which reduced the base management fee from 1.75% of the Company's gross assets to 1.4% of the Company's gross assets. Effective as of and for the quarter ended March 31, 2021 through the quarter ending December 31, 2023, the Investment Adviser entered into a fee waiver agreement (the "Fee Waiver Agreement") pursuant to which the Investment Adviser will waive base management fees in order to reach a target base management fee of 1.25% on gross assets (the “Reduced Base Management Fee”). The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. For the three months ended March 31, 2022 and 2021 management fees waived were approximately $1.1 million and $3.6 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended March 31, 2022 and 2021 were approximately $2.4 million and $2.3 million, respectively.

For the three months ended March 31, 2022 and 2021, the Company recorded approximately $6.6 million and $22.8 million, respectively, of net realized and unrealized gains.

Liquidity and Capital Resources

As of March 31, 2022, the Company had cash and cash equivalents of approximately $35.4 million and total statutory debt outstanding of approximately $1,660.5 million5, which consisted of approximately $576.3 million of the $730.0 million of total availability on the Company's secured revolving credit facility ("the Holdings Credit Facility”), $131.8 million of the $198.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $224.3 million of the $280.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $0 of the $50.0 million of total availability on the uncommitted revolving loan agreement (the “Unsecured Management Company Revolver”), $15.2 million of the $20.0 million of total availability on the senior secured revolving credit facility (the “NMNLC Credit Facility II”), $201.4 million6 of convertible notes outstanding and $511.5 million of unsecured notes outstanding. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of March 31, 2022.

Portfolio and Asset Quality1

The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. The Company has recently consolidated its portfolio monitoring procedures by combining the previously bifurcated system that separately (1) rated investments based on their performance compared to expectations and (2) assigned a risk rating to each investment based on the expected impact from the COVID-19 pandemic. As described more fully in the Form 10-Q filed with the SEC, the new portfolio monitoring procedures are designed to provide a simple yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Red, Orange, Yellow and Green with Red reflecting an investment performing materially below expectations and Green reflecting an investment that is in-line with or above expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of March 31, 2022:

(in millions)
Risk Rating	Cost	Percent	Fair Value	Percent
Red	$51.5	1.6%	$21.6	0.7%
Orange	248.6	7.7%	205.0	6.2%
Yellow	103.1	3.2%	81.0	2.5%
Green	2,846.5	87.5%	2,968.8	90.6%
Total	3,249.7	100.0%	3,276.4	100.0%

As of March 31, 2022, all investments in the Company’s portfolio had a Green Risk Rating with the exception of five portfolio companies that had a Yellow Risk Rating, eight portfolio companies that had an Orange Risk Rating and three portfolio companies that had a Red Risk Rating.

Recent Developments

On May 3, 2022, the Company’s board of directors declared a second quarter 2022 distribution of $0.30 per share payable on June 30, 2022 to holders of record as of June 16, 2022.

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[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]

References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the “Portfolio Date”, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the London Interbank Offered Rate (“LIBOR”), Sterling Overnight Interbank Average Rate ("SONIA”) and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR, SONIA and SOFR contracts by the individual companies in the Company’s portfolio or other factors.

[3]	Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.
[4]

Excludes net income related to non-controlling interests in NMNLC. For the quarter ended March 31, 2022 and 2021, $0.4 million and $0.3 million, respectively, of dividend income is excluded from investment income, $0.1 million and $0.0 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses, and $0.5 million and $0.1 million, respectively, of realized and unrealized gains, is excluded from net realized and unrealized gains.

[5]	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
[6]	Includes premium received on additional convertible notes issued in June 2019.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Tuesday, May 10, 2022, to discuss its first quarter 2022 financial results. All interested parties may participate in the conference call by dialing +1 (844) 200-6205 approximately 15 minutes prior to the call. Canadian callers should dial +1 (833) 950-0062. International callers should dial +1 (929) 526-1599. The access code for this conference call is 344611. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)
	March 31, 2022	December 31, 2021
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,423,505 and $2,323,224 respectively)	$2,378,853	$2,283,779
Non-controlled/affiliated investments (cost of $82,039 and $80,801, respectively)	146,772	134,775
Controlled investments (cost of $714,165 and $722,467, respectively)	731,340	755,810
Total investments at fair value (cost of $3,219,709 and $3,126,492, respectively)	3,256,965	3,174,364
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	19,401	21,422
Cash and cash equivalents	35,376	58,077
Interest and dividend receivable	34,760	30,868
Other assets	15,341	11,081
Total assets	$3,361,843	$3,295,812

Liabilities
Borrowings
Holdings Credit Facility	$576,263	$545,263
Unsecured Notes	511,500	511,500
SBA-guaranteed debentures	300,000	300,000
DB Credit Facility	224,300	226,300
Convertible Notes	201,391	201,417
NMFC Credit Facility	131,860	127,192
NMNLC Credit Facility II	15,200	15,200
Deferred financing costs (net of accumulated amortization of $42,405 and $40,713, respectively)	(17,996)	(19,684)
Net borrowings	1,942,518	1,907,188
Management fee payable	20,625	10,164
Incentive fee payable	14,980	7,503
Interest payable	10,201	17,388
Payable for unsettled securities purchased	2,000	7,910
Payable to affiliates	1,234	556
Deferred tax liability	14	13
Other liabilities	2,431	2,478
Total liabilities	1,994,003	1,953,200
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 99,498,562 and 97,907,441 shares issued and outstanding, respectively	995	979
Paid in capital in excess of par	1,294,300	1,272,796
Accumulated undistributed earnings	54,073	47,470
Total net assets of New Mountain Finance Corporation	$1,349,368	$1,321,245
Non-controlling interest in New Mountain Net Lease Corporation	18,472	21,367
Total net assets	$1,367,840	$1,342,612

Total liabilities and net assets	$3,361,843	$3,295,812

Number of shares outstanding	99,498,562	97,907,441
Net asset value per share of New Mountain Finance Corporation	$13.56	$13.49

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$37,444	$39,560
PIK interest income	3,302	2,534
Dividend income	48	–
Non-cash dividend income	3,085	2,401
Other income	1,631	2,824
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	255	463
PIK interest income	251	-
Non-cash dividend income	982	1,505
Other income	63	102
From controlled investments:
Interest income (excluding PIK interest income)	1,656	1,148
PIK interest income	4,970	3,304
Dividend income	11,645	10,475
Non-cash dividend income	1,012	1,281
Other income	2,619	2,111
Total investment income	68,963	67,708
Expenses
Incentive fee	7,477	7,248
Management fee	11,553	13,420
Interest and other financing expenses	18,637	19,385
Administrative expenses	1,209	1,129
Professional fees	937	726
Other general and administrative expenses	477	442
Total expenses	40,290	42,350
Less: management fee waived	(1,092)	(3,637)
Less: expenses waived and reimbursed	(238)	-
Net expenses	38,960	38,713
Net investment income before income taxes	30,003	28,995
Income tax expense	95	1
Net investment income	29,908	28,994
Net realized gains (losses):
Non-controlled/non-affiliated investments	(70)	181
Non-controlled/affiliated investments	-	(12,212)
Controlled investments	19,242	1,535
Foreign currency	345	–
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments	(4,524)	8,271
Non-controlled/affiliated investments	10,759	29,042
Controlled investments	(16,168)	(3,841)
Securities purchased under collateralized agreements to resell	(2,021)	–
Foreign currency	(422)	–
Provision for taxes	(2)	(115)
Net realized and unrealized gains	7,139	22,861
Net increase in net assets resulting from operations	37,047	51,855
Less: Net increase in net assets resulting from operations related to non-controlling interests in New Mountain Net Lease Corporation	(855)	(365)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$36,192	$51,490
Basic earnings (loss) per share	$0.37	$0.53
Weighted average shares of common stock outstanding-basic	98,413,476	96,827,342
Diluted earnings per share	$0.34	$0.49
Weighted average shares of common stock outstanding-diluted	111,671,062	110,084,927
Distributions declared and paid per share	$0.30	$0.30

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $37 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19, the current conflict between Russia and Ukraine, and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contacts

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505